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                                                                     EXHIBIT 4.5


                              FLORSHEIM GROUP, INC.
                      200 North LaSalle Street, Suite 1500
                          Chicago, Illinois 60601-1014

                                November 15, 2000



Apollo Investment Fund LP
Artemis America Partnership
c/o 1301 Avenue of the Americas
38th Floor
New York, New York 10019

Gentlemen:

                  Reference is made to that certain Credit Agreement dated as of August 23, 1999, as amended through the Third Amendment to Credit Agreement, dated as of November 15, 2000 (the "Credit Agreement"), among Florsheim Group Inc., The Florsheim Shoe Store Company-Northeast, The Florsheim Shoe Store Company-West, Florsheim Occupational Footwear, Inc., and L.J. O'Neill Shoe Co. (collectively, the "Borrowers"), the financial institutions from time to time parties thereto (collectively, the "Lenders"), and BT Commercial Corporation, individually and in its capacity as agent (the "Bank"). Unless otherwise defined herein, capitalized terms shall have the meaning given to them in the Credit Agreement.

                  On November 15, 2000, the Borrowers, the Bank and the Lenders entered into the Third Amendment to Credit Agreement (the "Third Amendment"), which, inter alia, (i) grants a waiver of the Borrowers' compliance with the requirements of Sections 8.1.1 and 8.1.2 of the Credit Agreement for the twelve fiscal month period ending with the third quarter of fiscal 2000 and (ii) amends the requirements of Section 8.1.1 and 8.1.2 of the Credit Agreement with respect to future quarterly test periods.

                  The effectiveness of the Third Amendment is conditioned upon the Bank's receipt of those certain Contingent Purchase Agreements (each a "Contingent Purchase Agreement" and together the "Contingent Purchase Agreements") from Apollo Investment Fund LP ("AIF") and Artemis America Partnership ("Artemis"), pursuant to Section 5.3 of the Third Amendment. Because of the benefits to the Borrowers inherent in the Third Amendment, the Borrowers have requested that AIF and Artemis furnish the Lenders with the Contingent Purchase Agreements. As an inducement to AIF and Artemis to furnish the requisite Contingent Purchase Agreements, the Borrowers are willing to agree, on the terms and conditions set forth with specificity below, to voluntary, periodic reductions of the Line of Credit so long as the Borrowers are maintaining a "reserve" of $4,000,000 in excess borrowing availability. The Borrowers believe that such a "reserve" will afford a sufficient surplus of borrowing availability to provide for normal working capital requirements and funding of the operation of the businesses of the Borrowers, as presently contemplated and in light of current projections.

                  Accordingly, in consideration of the execution, delivery and performance of the Contingent Purchase Agreements, to be dated as of November 15, 2000, and to be entered into among the Lenders and AIF and Artemis (AIF and Artemis hereafter collectively, the "Contingent Purchasers"), the Borrowers agree as follows:



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               1. From and after the date hereof until the Expiration Date or, if sooner, the date upon which the Contingent Purchasers shall be released of further obligation under the Contingent Purchase Agreements, the Borrowers shall submit to each of the Contingent Purchasers duplicate copies of each weekly and monthly Borrowing Base Certificate delivered to the Bank pursuant to Section 7.2(a) of the Credit Agreement, concurrently with the delivery of the same to the Bank.

               2. Commencing February 15, 2001, and on the fifteenth day of each successive calendar month thereafter (February 15, 2001 and each such successive fifteenth day, a "Measurement Date") until the Expiration Date or, if sooner, the date upon which the Contingent Purchasers shall be released of further obligation with respect to the purchase of any participation under the Contingent Purchase Agreements, if Excess Capacity (as hereafter defined) shown on each of the four weekly Measurement Date (including any weekly Borrowing Base Certificate submitted on such Measurement Date) is greater than $4,000,000, then the Borrowers shall, on or before the last Business Day of the calendar month in which such Measurement Date shall have occurred, submit to the Bank a request for a voluntary reduction in the Line of Credit pursuant to Section 4.6(c) of the Credit Agreement in the Reduction Amount (as hereinafter defined); provided, however, that the aggregate sum of all such reductions in the Line of Credit required under the provisions of this section 2 of this letter shall not exceed $15,000,000.

                  If, based upon the calculations required to be made on any Measurement Date, the Borrowers shall be required to submit to the Bank a request for a voluntary reduction in the Reduction Amount pursuant to the preceding sentence, but the Borrowers shall fail to comply with such requirement, then the Contingent Purchasers may notify the Borrowers in writing of such non-compliance (delivered to the attention of the Chief Financial Officer, Florsheim Group, Inc.) and unless the Borrowers shall notify the Contingent Purchasers in writing that the Borrowers contest the same (accompanied by computations supporting the contest) within three Business Days of receipt of such written notification of non-compliance, then (but only then) the Contingent Purchasers shall be authorized to submit to the Bank such request for such voluntary reduction in such Reduction Amount in the name of the Borrowers, accompanied by a certification that the Contingent Purchasers are entitled to do so (with a copy of such request and certification to be delivered concurrently to the Borrowers).

                  The "Excess Capacity" shall equal the excess availability for Borrowings of Revolving Loans and issuance of Letters of Credit, calculated by reference to each of the four weekly Borrowing Base Certificates most recently submitted as set forth in section 1 of this letter, as (a) the lesser of (i) the Line of Credit or (ii) the Borrowing Base, minus (b) the sum of (i) the Letter of Credit Obligations and (ii) the outstanding principal balance



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                  of the Revolving Loans. The "Reduction Amount" shall equal (x)
                  the least amount of such Excess Capacity determined by reference to any of the four weekly Borrowing Base
                  Certificates most recently submitted as of the applicable Measurement Date (including any weekly Borrowing Base Certificate submitted on such Measurement Date), minus (y) $4,000,000; provided, however, that to the extent any Reduction Amount determined on any Measurement Date would cause the aggregate sum of all reductions in the Line of Credit required under the provisions of this section 2 of this letter to exceed $15,000,000, then such Reduction Amount shall be adjusted by reducing the same by such excess over $15,000,000.

                  The Contingent Purchasers may, however, choose to waive the benefits of this agreement. Any such waiver shall be express and in writing; and upon receipt of any such written waiver from either of the Contingent Purchasers, the Borrowers may rely conclusively upon the same, and the same shall be binding on both of the Contingent Purchasers.

                  Please acknowledge these understandings and confirm your agreement with the terms and conditions of sections 1 and 2 of this letter set forth above by signing and returning to us the copy of this letter provided for such purpose, whereupon such agreement shall be become binding upon, and shall inure to the benefit of, the Borrowers and the Contingent Purchasers and their respective successors and assigns.



                                           Very truly yours,

                                           FLORSHEIM GROUP INC.


                                           By: /s/ Thomas P. Polke
                                              ----------------------------------
                                              Name: Thomas P. Polke
                                              Title: Executive Vice President,
                                                     Chief Financial Officer


                                           THE FLORSHEIM SHOE STORE COMPANY -
                                           NORTHEAST


                                           By: /s/ Thomas P. Polke
                                              ----------------------------------
                                              Name: Thomas P. Polke
                                              Title: Executive Vice President,
                                                     Chief Financial Officer





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                                           THE FLORSHEIM SHOE STORE COMPANY -
                                           WEST


                                           By: /s/ Thomas P. Polke
                                              ----------------------------------
                                              Name: Thomas P. Polke
                                              Title: Executive Vice President,
                                                     Chief Financial Officer


                                           FLORSHEIM OCCUPATIONAL FOOTWEAR, INC.


                                           By: /s/ Thomas P. Polke
                                              ----------------------------------
                                              Name: Thomas P. Polke
                                              Title: Executive Vice President,
                                                     Chief Financial Officer

                                           L.J. O'NEILL SHOE CO.


                                           By: /s/ Thomas P. Polke
                                              ----------------------------------
                                              Name: Thomas P. Polke
                                              Title: Executive Vice President,
                                                     Chief Financial Officer



Confirmed, acknowledged and agreed to this 15th day of November, 2000

APOLLO INVESTMENT FUND, LP
By:  Apollo Advisors, LP
     Its General Partner


By: /s/ Josh Harris
   --------------------------------------------------
     Name: Josh Harris
          -------------------------------------------
     Title: Vice President
           ------------------------------------------


ARTEMIS AMERICA PARTNERSHIP
By:  Artemis S.A.
     Its Managing Partner


By: /s/ Emmanuel Cueff
   ----------------------------------------
    Name: Emmanuel Cueff
         ----------------------------------
     Title:
           --------------------------------




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